                                                                 Exhibit 10.10

                          gp120 SUPPLY AGREEMENT

This Agreement, dated as of the 19th day of July, 1995, is between
E. I. DU PONT DE NEMOURS AND COMPANY, a Delaware corporation with a place of business at 549 Albany St., Boston, MA 02118
("DUPONT"), and PROGENICS PHARMACEUTICALS, INC., a Delaware corporation with its principal place of business at Old Saw Mill
River Road, Tarrytown, New York 10591 ("PROGENICS").

1.  PURPOSE AND SCOPE OF THIS AGREEMENT

    A. During the term hereof, PROGENICS will manufacture and sell to DUPONT, and DUPONT shall purchase from PROGENICS, all of DUPONT's requirements for resale of recombinant HIV-1LAI gp120 (full length) produced in a CHO expression system (the "Product") for DUPONT's marketing, distribution and resale throughout the world. DUPONT will limit sales to customers who intend to use the Product only for research purposes and not for other purposes such as clinical diagnostics or vaccine development.

    B. DUPONT will resell the Product as packaged by PROGENICS, and DUPONT will not modify the Product or combine it with other components prior to resale.

    C. PROGENICS has developed Product specifications for the Product which are attached as Exhibit A. All PROGENICS manufacturing of Product will comply with the Product processing standards and specifications. PROGENICS may revise the processing standards and specifications as it deems necessary and will advise DUPONT as far in advance of any changes as is reasonably possible. If any change affects customer use or perceived performance of the Product, PROGENICS will give DUPONT at least 90 days advance notice of such change.

    D. PROGENICS will package the Product under specifications established by DUPONT with PROGENICS' consent. Both DUPONT's and PROGENICS' names shall appear on the Product label and promotional material, with the statement "Manufactured by Progenics Pharmaceuticals, Inc. for E. I. du Pont de
Nemours and Company." All Product labeling and literature shall contain the phrase "For laboratory use only--not for vaccine or diagnostic use." Any labeling changes will require the prior approval of DUPONT.

2.  IMPROVED PRODUCTS

    A. If during the term hereof PROGENICS develops an improved Product and the commercialization of the improved Product reaches the market evaluation stage, PROGENICS will give DUPONT written notice of its plans to commercialize the improved Product and offer to make available, at DUPONT's cost, sample of the improved Product for DUPONT's evaluation, but as testing materials only and not under circumstances that would commit PROGENICS or DUPONT to supply the improved Product or give customers an expectation that the improved Product will be commercialized. DUPONT may elect to add the improved Product to this Agreement at any time, subject to provisions of Paragraph 2-B below. The parties intend that DUPONT will have advance notice of the introduction of improved Product to enable DUPONT to sell remaining inventory of Product that may be replaced by the improved Product.

    B. PROGENICS may discontinue a Product that has, in PROGENICS' sole opinion, been replaced by an improved Product. If PROGENICS decides to discontinue a Product, PROGENICS will give DUPONT notice at least 90 days in advance of the discontinuance.

3.  PRICE AND FORECASTING

    A.  DUPONT will pay PROGENICS for Product as follows:
        1.  RAW MATERIALS COST  DUPONT will pay PROGENICS for the
        Product raw material cost at
        [***]















        3. LARGE VOLUME PURCHASERS DUPONT may negotiate special pricing with large volume purchasers, in which event the parties shall negotiate in good faith a discounted raw materials cost. In no event shall the PROGENICS price to DUPONT be less than $500 per milligram.

[***] Confidential Treatment Requested

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All prices are F.O.B. PROGENICS' plant. PROGENICS assumes all risks and costs of freight, insurance and similar shipping costs.

    B. The raw material prices stated in Paragraph 3-A may be revised by PROGENICS from time to time during the term hereof on at least 90 days' advance written notice to DUPONT.

    C. On execution of this Agreement and then on a semi-annual basis during the term of this Agreement, DUPONT will provide to PROGENICS a written non-binding forecast by month for purchases of Product by DUPONT during each month of the succeeding twelve months.

4.  ORDERS FOR PRODUCT AND PAYMENT

    A. At least once each year during the term of this Agreement, DUPONT will issue a Blanket Purchase Order for anticipated Product purchases. DUPONT will then issue releases against the Blanket Purchase Order, on at least a monthly basis, at least 30 days in advance of the requested ship date. Releases will be firm orders.

    B. PROGENICS will manufacture and ship the Product to DUPONT within ten days of DUPONT's requested ship date. On shipment of an Order, PROGENICS will invoice DUPONT for the raw material cost of the Product.

    C. DUPONT will pay PROGENICS within 30 days of DUPONT's receipt of a correct PROGENICS invoice.

    D. DUPONT may request manufacture of Product using its standard purchase order forms or other written means (an "Order"). Purchases under this Agreement will be governed by the provisions of this Agreement, rather than the standard terms and conditions of DUPONT's purchase order form or any PROGENICS form.

5. QUALITY CONTROL, REJECTION OF NONCONFORMING
   PRODUCTS AND NOTICE OF CUSTOMER COMPLAINTS

    A. PROGENICS and DUPONT agree to exchange sufficient quality and Product release information to avoid duplication of testing of Product. PROGENICS and DUPONT will mutually agree on the types and amounts of information needed to reach this goal.

    B. PROGENICS will manufacture Product in accordance with the specification attached in Exhibit A and any amendments to Exhibit A. DUPONT may return any defective or nonconforming Product to PROGENICS. Nonconformance will mean any failure to meet specification or other manufacturing defect that renders the

Product unsuitable for sale or use. Risk of loss and expenses incurred in shipping any defective or nonconforming Product to PROGENICS will be borne by PROGENICS with a direct reimbursement to DUPONT or, at DUPONT's option, credit on subsequent purchases.

    C. DUPONT will notify PROGENICS of any customer complaint about a Product or Improved Product defect within ten days of confirmation of the defect. The notice will specify the Product and type of defect.

6.  LIMITED WARRANTY AND LIMITATION OF REMEDIES

    A. PROGENICS warrants to DUPONT that all Product meets the specifications stated in Exhibit A and is free of defects in Material and manufacture at the time of shipment. If any Product is proven to be defective in material or manufacture, PROGENICS' entire liability and DUPONT's exclusive remedy will be, at PROGENICS' option, either replacement of the Product, or refund of the purchase price paid by DUPONT for the defective Product, within a reasonable time after written notification of the defect and return of the defective Product to PROGENICS. Notices of defect must be received by PROGENICS within 60 days of DUPONT's receipt of notice of a defect from the customer.

    B. THE WARRANTY STATED IN PARAGRAPH 6-A IS MADE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTY OF MERCHANTABILITY, THE IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, ANY IMPLIED WARRANTY ARISING OUT OF A COURSE OF DEALING OR OF PERFORMANCE, CUSTOM OR USAGE OF TRADE, EXCEPT OF TITLE AND AGAINST PATENT INFRINGEMENT.

    C. PROGENICS has no obligations under this warranty with respect to Products that have been modified or damaged through misuse, abuse, accident, neglect, improper storage or mishandling by DUPONT, or if DUPONT holds Product in storage beyond the natural age of the Product.

    D. PROGENICS warrants and represents that (i) Product does not constitute the subject matter of any currently pending litigation and PROGENICS is not aware as of the effective date of this Agreement of any litigation contemplated by PROGENICS or any other third party with respect to the subject matter of this Agreement and (ii) sale and use of Product will not infringe any third party patents and that any patent rights necessary for DUPONT and its customers to use and sell Product have been acquired by PROGENICS. No warranty or representation is made with respect to use of Product for purposes other than research or for use in combination with other products.

7.  LIMITATION OF LIABILITIES: TIME LIMIT FOR FILING ACTION

    A. Subject to the indemnity provisions set forth below, NEITHER PARTY WILL UNDER ANY CIRCUMSTANCES BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, REVENUE OR BUSINESS) RESULTING FROM OR IN ANY WAY RELATED TO THE PRODUCTS, ANY OF DUPONT'S PURCHASE ORDERS, THIS AGREEMENT, OR, THE TERMINATION OR NONRENEWAL OF THIS AGREEMENT. This limitation applies regardless of whether the damages are sought based on breach of warranty, breach of contract, negligence, strict liability in tort, or any other legal theory.

    B. Any action for breach of warranty or any other obligation under this Agreement must be commenced within one year after the breach occurs.

8.  INDEMNIFICATION

A. PROGENICS agrees to indemnify, defend and hold harmless DUPONT from any cost, loss, claim, liability and expense (including reasonable attorney's fees and expenses of litigation) by third parties for property damage, personal injury or death to the extent based on PROGENICS' breach of this Agreement or on PROGENICS' negligence with respect to manufacture of the Product.

    B. PROGENICS will defend DUPONT at PROGENICS' cost and expense, including reasonable attorney's fees, against any claim or suit for infringement of patent brought against DUPONT to the extent the claim concerns the Product. In addition, PROGENICS will indemnify DUPONT against any judgment awarded in such a suit, provided that DUPONT gives PROGENICS prompt written notice of the claim, the right to maintain sole control of the defense and all negotiations for settlement of the claim or suit, and cooperates with PROGENICS if requested in the defense of the claim of suit.

    C. DUPONT agrees to indemnify, defend and hold harmless PROGENICS from any cost, loss, claim, liability and expense (including reasonable attorney's fees and expenses of litigation) by third parties for property damage, personal injury or death to the extent based on DUPONT's breach of this Agreement or on DUPONT's negligence with respect to sale or distribution of the Product.

    D. (i) DUPONT will promptly advise PROGENICS in writing of any claim of infringement and of the commencement against it of any claim for infringement of a patent issued to a third party based upon the sale of any Product. PROGENICS will, if promptly requested in writing to do so, and subject to the other conditions and limitations of this Section, defend any such lawsuit.

    (ii) PROGENICS shall have the control of the defense of such lawsuit. DUPONT agrees to assist PROGENICS in the defense of such suit or action by providing information and, if need be, fact witnesses. DUPONT shall have the right to be represented by its own attorneys at DUPONT's own expense, which attorneys will act only in an advisory capacity.

    (iii) If PROGENICS is requested to defend a lawsuit as described above, PROGENICS will defend DUPONT for any damages and costs that may become payable under a final judgment or decree by any court in such lawsuit.

    (iv) Nothing herein shall authorize PROGENICS to settle any lawsuit without the consent of Licensee, if by such settlement DUPONT is obligated to make any monetary payment, to transfer any property or any interest in property, to become subject to an injunction, or to grant any license or other rights under its intellectual property rights.

    (v) If DUPONT is unable to dispose of any inventory due to infringement of third party patent, then PROGENICS shall provide DUPONT with a credit equal to the amount of inventory which DUPONT cannot dispose of due to infringement of a third party patent.

9.  CONFIDENTIALITY AND PATENT RIGHTS

    A. DUPONT will treat as confidential information and not disclose to third persons or use for its own benefit or the benefit of others, any of PROGENICS' developments, business knowledge, know-how, discoveries (including PROGENICS' Product formula, processing standards, specification, test procedures and other information concerning the design, composition and method of manufacture of the Product) and other confidential or proprietary information which may be disclosed to DUPONT in writing or confirmed in writing and specifically designated as "confidential".

    B. The obligation of nondisclosure and non-use set forth above shall not apply to any items which:

    1. Are available to the public or become available to the public through no fault of the recipient;

    2. are known by the recipient at the time of disclosure, as shown by prior written records;

    3. are rightfully received by the recipient from a third party without a duty of nondisclosure; or

    4. are developed by or for the recipient independent of the disclosure hereunder, as evidenced by the recipient's written records relating thereto.

The obligation of nondisclosure and non-use set forth above shall continue for a period of five years from disclosure, notwithstanding any earlier termination of this Agreement.

    E. Neither party acquires any intellectual property rights or licenses under this Agreement, or rights to use confidential information disclosed to it hereunder for purposes other than complying with its obligations hereunder.

10. TERM AND TERMINATION

    A. This Agreement commences on the date first above written and continues unless and until either party gives the other at least 120 days advance written notice of termination.

    B. Either party may terminate this Agreement if the other party breaches this Agreement by giving 30 days prior written notice, subject, however, to the other party's right to cure the breach within the notice period.

    C. Even after termination, the provisions of this Agreement still apply to all Product ordered, purchased and manufactured, all obligations created or arising, and all transactions and events occurring before the date of termination.

11. NOTICES

A. All notices required by this Agreement must be in writing and sent by certified mail, with return receipt requested, Federal Express or other overnight service. The date of a notice is the date it is received. A facsimile copy of any notice shall be sent in addition to the written notice herein specified.

    B.    DUPONT will send all notices under this Agreement to:

          Attn.: CEO
          Progenics Pharmaceuticals, Inc.
          Old Saw Mill River Road
          Tarrytown, NY 10591
          Telex (914) 789-2817

    C.    PROGENICS will send all notices under this Agreement to:

          Attn.: Product Manager
          DuPont Medical Products
          549 Albany Street
          Boston, MA 02118
          Telex (617) 542-8463

    D. A party may designate in writing other individuals or locations to receive notice.

12. DISPUTE RESOLUTION

    A. The parties agree to attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations.

    1. Either party may give the other party written notice of any dispute not resolved in the normal course of business. Executives of both parties at levels one step above the project personnel who have previously been involved in the dispute will meet at a mutually acceptable time and place within ten days after delivery of the notice, and thereafter as often as they reasonably deem necessary. The purpose of this meeting is for the executives to exchange relevant information and to attempt to resolve the dispute.

    2. If the matter has not been resolved by the executives within 30 days of the notice, or if the parties fail to meet within the ten day period, the dispute will be referred to senior executives of both parties who have authority to settle the dispute to attempt to resolve the dispute. If the matter has not been resolved within 30 days from the referral of the dispute to the senior executives, or if no meeting has taken place within 15 days after referral to the senior executives, either party may initiate mediation or other mutually agreed to alternate dispute resolution mechanism.

    3. If the dispute has not been resolved by negotiation as stated above, the parties agree to attempt to settle the dispute by mediation using a third party neutral; provided however, that if the dispute has not been resolved within ninety (90) days of the initial notice of dispute for whatever reason, either party may pursue such judicial relief as it deems appropriate.

    B. The procedures stated in Paragraph 12-A will be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Agreement. A party, however, may seek a preliminary injunction or other provisional judicial relief if in its judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such action the parties will continue to participate in good faith in the procedures specified in this Paragraph 12.

C. Any questions, claims, disputes or litigation arising from or related to this Agreement are governed by the law of the state of New York, without regard to the principles of conflicts of law.

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

13. GENERAL TERMS

    A. No liability shall result from delay in performance, or nonperformance, caused by circumstances beyond the control of the party affected, including without limitation Act of God, fire, flood, war, government action, riot, civil disturbance, accident, inability to obtain labor, material, equipment or transportation. Quantities so affected by force majeure may be eliminated without liability, but the Agreement shall remain otherwise unaffected.

    B. The relationship of the parties under this Agreement is that of independent contractors. Nothing in this Agreement authorizes either party to act for the other as an agent.

    C. Neither party may assign any of its rights or delegate or subcontract any of its duties under this Agreement without first getting the other party's permission in writing. Notwithstanding the foregoing, assignment and delegation may be made by either party hereto without such prior permission in connection with the transfer by such party of the business to which this Agreement relates.

    D. This Agreement represents the entire agreement of the parties, and supersedes any and all prior agreements, conversations and understandings between the parties hereto with respect to the subject matter hereof. No modification of its provisions shall be valid unless it is in writing and signed by both parties. The provisions of this Agreement are severable. If any provision herein violates or anywhere contravenes any applicable law, it shall not be deemed a part of this Agreement.

    C. This Agreement shall be interpreted in accordance with the laws of New York.


ACCEPTED AND AGREED TO:

PROGENICS PHARMACEUTICALS, INC.    E.I. DU PONT DE NEMOURS
                                   AND COMPANY

By: Paul J. Maddon                 By: Janet J. Seal
---------------------------        ----------------------------
Title:  Chairman & CEO             Title:  Non Business District

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                                  PROGENICS
                                   Sheet 1


[***]






















                                         Page 1



[***] Confidential Treatment Requested

                                       PROGENICS

[LOGO]                                [LETTERHEAD]



                             PRODUCT SPECIFICATION SHEET


PRODUCT:                       Recombinant HIV-1LAI gp120

PRODUCT                        HIV- 1LAI gp120 (full-Length)
DESCRIPTION:                   produced in a CHO expression system.

STORAGE BUFFER:                20 mM Imidazole, pH 7.1; 200 mM NaCl

CONCENTRATION:                 1 mg/ml

SHIP:                          DRY ICE

STORE:                         -80DEG. C

STABILITY:                     6 months at -80DEG. C

QUALITY CONTROL
---------------
CONCENTRATION                  Determined by BCA and
AND PURITY:                    SDS-PAGE/Silver stain (Purity > 95%)

AUTHENTICITY:                  Reactive with recombinant human soluble CD4 and
                               anti-gp120 antibodies
                               Mammalian cell glycosylation pattern.

ACTIVITY:                      Binds recombinant human soluble CD4 with an
                               affinity of 1.7 nM.

                               FOR LABORATORY USE ONLY
                               NOT FOR VACCINE OR DIAGNOSTIC USE

[LOGO]

                                      [LETTERHEAD]


E.I. DU PONT DE NEMOURS & CO. (INC.)
    MEDICAL PRODUCTS DEPARTMENT

Reference is made to the Agreement entered into the 19th day of July, 1995, as amended between E.I. DuPont de Nemours and Company (DuPont) and Progenics Pharmaceuticals, Inc. (Progenics) relative to the purchase of HIV-1 (LAI) gp120 by DuPont. It is hereby mutually agreed to further amend the aforesaid Agreement in the following manner effective August 24, 1995.

This amendment is being made to update specifications, extending stability from 6 months at -80DEG. C to 12 months from date of purification/repurification. Hence a new Product specification
Exhibit A is attached, dated and effective August, 1995.

This amendment is also being made to update the "Orders for Product and Payment" clause, to include Progenics' agreement to supply DuPont Product with at least nine (9) months shelf life upon receipt by DuPont.

All other terms and conditions of the current Agreement, except as modified in the above manner, shall continue in full force and effect. Please indicate your acceptance of this amendment by signing both copies in the space provided below and return the copy marked "DuPont M&L Copy" to Robert Hand, DuPont Merck Pharmaceutical Co., Purchasing Department, 331 Treble Cove Road, Billerica, MA 01862.

                                           Very truly yours,

PROGENICS PHARMACEUTICALS, INC.                 E.I. DUPONT de NEMOURS & CO.

BY: /s/ Paul J. Maddon                          BY: /s/ R.M. Hand
--------------------------------                ----------------------------

TITLE: Chief Executive Officer                  TITLE: Sr. Purchasing Agent
--------------------------------                ----------------------------

DATE:  October 27, 1995                         DATE: September 10, 1995
--------------------------------                ----------------------------


Attach.

                         MATERIALS SPECIFICATION SHEET
                             (PURCHASED MATERIALS)

DESCRIPTION:             Recombinant HIV-1 LAI gp 120
DUPONT PART#:            NEA201001EA

-------------------------------------------------------------------------------
SPECIFICATIONS                            TEST/APPROVAL CRITERIA
-------------------------------------------------------------------------------

PRODUCT DESCRIPTION:                      HIV-1 LAI gp120 (full-length)
                                          produced in a mammalian (CHO)
                                          express system

STORAGE BUFFER:                           10mM Sodium Phosphate, 4mM Potassium
                                          Chloride, 140mM Sodium Chloride,
                                          pH 7.1

CONCENTRATION:                            1.0 + or - 0.1 mg/mL

AMOUNT:                                   100 ug per vial

SHIP:                                     Dry ice

STORE:                                    - 80DEG.  C

STABILITY:                                12 months at -80DEG. C from date of
                                          Purification/Repurification

-------------------------------------------------------------------------------
QUALITY CONTROL                           TEST/APPROVAL CRITERIA
-------------------------------------------------------------------------------

CONCENTRATION AND PURITY:                 Determine by BCA and SDS-PAGE/Silver
                                          stain (Purity > 95%)

AUTHENTICITY:                             Reactive with recombinant human
                                          soluble CD4 and anti-gp 120
                                          antibodies; Mammalian cell
                                          glycosylation pattern

ACTIVITY:                                 Binds to recombinant human soluble CD4
                                          (Kd < 10nM)



NEA201-0995              SUPERCEDES: 081895